ESCROW AGREEMENT


     This ESCROW AGREEMENT is made and entered into as of January
31, 1997 ("Escrow Agreement") by and among Security Title Insurance Agency of Utah, Inc. (the "Escrow Agent"), Celtic Investment, Inc., a Delaware corporation ("Celtic"), Reese Howell Jr. ("Howell") and Roger Davis ("Davis", and, together with Howell, the "Shareholders").

     WHEREAS, Celtic, Celtic Merger Sub, Inc., a Utah corporation, Salt
Lake Mortgage Corp., a Utah corporation ("SLM"), and the Shareholders are parties to an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which Celtic has agreed to acquire SLM, upon the terms and subject to the conditions in the Merger Agreement;

     WHEREAS, the parties have agreed in the Merger Agreement that the value of SLM is dependent upon, among other things, the financial performance of SLM on a near term basis;

     WHEREAS, the financial performance of SLM, and therefore its value, is dependent upon additional capital made available for use by SLM in its operations;

     WHEREAS, Celtic has agreed to use its best efforts to obtain such additional capital for use in SLM's operations;

     WHEREAS, the parties have agreed that in the event such additional capital is made available to SLM and, if thereafter, SLM does not achieve certain financial performance criteria then the value of SLM was not as great as originally agreed to by the parties and in such event some of the Escrow Shares (as hereafter defined) issued to the Shareholders should be returned to Celtic;

     WHEREAS, if the financial performance criteria are achieved by SLM or if Celtic does not make additional capital available to SLM, then all of the Celtic Common Stock issued to the Shareholders pursuant to the Merger
Agreement shall be retained by Shareholders;

     WHEREAS, Section 2.8 of the Merger Agreement provides for the Shareholders to deposit into escrow 500,000 shares (the "Escrow Shares" or "Escrowed Shares") of the common stock, par value $.001 per share, of Celtic ("Celtic Common Stock");

     WHEREAS, each of the Shareholders shall, simultaneously with the execution and delivery of this Agreement, deliver 250,000 shares of Celtic Common Stock to the Escrow Agent; and

     WHEREAS, Celtic and the Shareholders wish to enter into this Escrow Agreement providing for the terms and conditions upon which the Escrow Shares will be held and released by the Escrow Agent and the Escrow Agent wishes to act as Escrow Agent pursuant to the terms and conditions of this Escrow Agreement.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1.  Appointment of Escrow Agent; Deposits into Escrow Account.
The parties hereto designate Security Title Insurance Agency of Utah, Inc.
to act as Escrow Agent hereunder, and Security Title Insurance Agency of Utah, Inc. hereby accepts such appointment and agrees to act as Escrow Agent hereunder upon the terms and subject to the conditions hereinafter set forth. On the date of this Escrow Agreement each Shareholder is transferring 250,000 shares of Celtic Common Stock to the Escrow Agent, together with stock powers endorsed in blank by such Shareholder.

     Section 2. Rights as Shareholders. Until an Escrow Share is delivered to Celtic in accordance with the terms hereof, each Shareholder shall have all rights of ownership of such Escrow Share, except as otherwise specifically provided herein and subject to the lien created hereby, including the right to receive dividends thereon and the right to vote such shares. The Escrow Agent shall have no responsibility for either the payment of dividends with respect to the Escrow Shares or the voting of such shares.

     Section 3.  Release of Escrow Shares and Delivery.

               a.   Definitions.

                    "ACI"     For any measuring period shall be
                              equal to the quotient obtained by
                              dividing (i) the sum of the amount of
                              the  "Capital Infusion" at the close of
                              business on each day of the relevant
                              measuring period by (ii) the number
                              of calendar days in the relevant
                              measuring period.

                    "API"     Means for any period all amounts
                              which, in conformity with GAAP,
                              would be included in the pre-tax net
                              income on a consolidated income
                              statement of the SLM Group for such
                              period plus an amount equal to the
                              sum of:

                              (i)       adjustments required
                                        pursuant to Accounting
                                        Procedures Bulletin 16
                                        and 17 (including
                                        without limitation,
                                        goodwill amortization
                                        and transactional
                                        expense amortization);

                              (ii)      adjustments resulting
                                        from the costs
                                        (including attorneys'
                                        fees and other out-of-
                                        pocket costs) of
                                        obtaining a debt based
                                        Capital Infusion or any
                                        other debt financing of
                                        the SLM Group to the
                                        extent they exceed in
                                        connection with any
                                        such financing a one
                                        time origination fee of
                                        3% and a commitment
                                        fee on the unused
                                        portion of the facility of
                                        up to 1/4%;

                              (iii)     any interest included in
                                        determining Net
                                        Income to the extent
                                        that such interest
                                        resulted from an
                                        applicable interest rate
                                        in excess of either the
                                        prime interest rate of
                                        Citibank N.A. as in
                                        effect from time to
                                        time, or, if the relevant
                                        credit facility is priced
                                        off the London
                                        Interbank Offering
                                        Rate, then such rate
                                        plus 1-1/2%;

                              (iv)      adjustments resulting
                                        from the costs
                                        (including attorneys'
                                        fees and other out-of-
                                        pocket costs) of
                                        obtaining any equity
                                        based Capital Infusion
                                        or any other equity
                                        financing of the SLM
                                        Group to the extent
                                        they exceed in the
                                        connection with any
                                        such financing a one
                                        time cost, including
                                        underwriting fees, of
                                        8%;

                              (v)       any salary or other
                                        compensation which the
                                        Shareholders voluntarily
                                        elect to forego (prior to
                                        paying any bonus to the
                                        Shareholders, Celtic and
                                        SLM shall consult with
                                        them and allow one or
                                        both of them to defer
                                        receipt of (prior to a
                                        final decision to forgo)
                                        all or part of any such
                                        bonus in order to
                                        facilitate the use of this
                                        Section by them); and

                              (vi)      with respect to the
                                        Second Measuring
                                        Period only, API shall
                                        also include all revenue
                                        with respect to any
                                        business which has been
                                        booked or committed to
                                        by the SLM Group as
                                        of the last day of such
                                        period to the extent
                                        that such booked or
                                        committed business is
                                        actually completed.

                    "Capital Infusion"The cash proceeds of any new
                                   debt financing provided by
                                   Celtic or a third party to SLM
                                   or any preferred or common
                                   equity financing provided to
                                   SLM by Celtic Parent, or any
                                   combination thereof.

                    "Cause"        Shall have the meaning
                                   assigned to it in the
                                   Employment Agreement (the
                                   "Howell Employment
                                   Agreement") dated as of the
                                   date of this Agreement
                                   between Howell, Celtic and
                                   SLM.

                    "Celtic Parent"Means Celtic and any
                                   Subsidiary of Celtic other than
                                   a member of the SLM Group.

                    "First Measuring
                     Period"       The period of 13 consecutive
                                   calendar months commencing
                                   on the date that Celtic delivers
                                   the Initial Capital Notice.

                    "Initial Capital
                     Notice"       Means a notice to the
                                   Shareholders delivered by
                                   Celtic to the effect that the
                                   SLM Group received a Capital
                                   Infusion in an amount greater
                                   than or equal to $1.0 million.
                                   Such funds may be used,
                                   subject to the approval of the
                                   Board of Directors of SLM, by
                                   the SLM Group without
                                   restriction in connection with
                                   the origination, funding,
                                   purchase and sale of real
                                   estate mortgages.

                    "Second Capital
                     Notice"       Means a notice to the
                                   Shareholders delivered by
                                   Celtic to the effect that SLM
                                   has received a Capital Infusion
                                   in an amount greater than or
                                   equal to $1.0 million.  Such
                                   funds may be used, subject to
                                   the approval of the Board of
                                   Directors of SLM, by the SLM
                                   Group without restriction in
                                   connection with the
                                   origination, funding, purchase
                                   and sale of real estate
                                   mortgages.

                    "Second Measuring
                     Period"       The period of 12 consecutive
                                   calendar months commencing
                                   on the first day after the last
                                   day of the First Measuring
                                   Period, or if Escrow Shares
                                   have been released pursuant to
                                   Section 3(c)(i) or 3(c)(ii), the
                                   period of 12 consecutive
                                   calendar months commencing
                                   on the date that Celtic delivers
                                   the Second Capital Notice.

                    "SLM Group"    Means SLM, any Subsidiary of
                                   SLM, and  Advantage and,
                                   solely for the purposes of the
                                   definition of API, any such
                                   person and any entity which is
                                   a part of Celtic Parent but only
                                   to the extent such entity is
                                   engaged in the business of
                                   mortgage brokerage, real
                                   estate brokerage, real estate
                                   development and sales and
                                   construction financing.

                    "Voluntary
                    Termination"   Shall have the meaning
                                   assigned to it in the Howell
                                   Employment Agreement.

               b. General ProvisionsAny investment in or loan or advance by any member of the SLM Group to any member of Celtic
     Parent and the purchase price of any assets purchased by any member of the SLM Group from any member of Celtic Parent shall be deemed to be a reduction of the amount of the Capital Infusion. If a Capital Infusion or other debt or equity financing is provided by Celtic Parent to the SLM Group and such funds were obtained by Celtic Parent from an external financing source then Celtic shall not charge any incremental fee, expense, charge or other mark-up to the SLM Group with respect to such funds.

               c.   Release for Failure to Provide Capital Infusion

                    (i) If the Initial Capital Notice is not delivered prior to the six-month anniversary of this Agreement or a purported Initial Capital Notice is delivered during such period but is determined not to have been validly delivered then 250,000 of the Escrow shares shall immediately be released to the Shareholders and there shall be no First Measuring Period.

                    (ii) If the ACI is less than $1.0 million during the
                         First Measuring Period then 250,000 of the
                         Escrow Shares shall immediately be released to the Shareholders and there shall be no First Measuring Period.

                    (iii)If shares are released pursuant to either
                         Section 3(c)(i) or 3(c)(ii) then a Second
                         Capital Notice may be delivered; and, if a Second Capital Notice may be delivered but no such notice is delivered prior to the eighteen month anniversary of this
                         Agreement, or a purported Second Capital
                         Notice is delivered prior to such date but is determined not to have been validly delivered, then 250,000 of the Escrow Shares shall immediately be released to the Share-holders and there shall be no Second Measuring Period.

                    (iv) If the ACI for the Second Measuring Period
                         is less than $1.0 million, then all of the then escrowed Escrow Shares shall immediately be released to the Shareholders and there shall be no Second Measuring Period.

               d. Release Based on Celtic Status.If the SLM Group shall lose any qualification, license or franchise it then holds as a result of (i) any actions or failures to act by Celtic Parent or any officer, director, employee, agent or consultant of Celtic Parent or (ii) the status background or any prior action or failure to act of or by Celtic Parent or any officer, director, employee, agent or consultant of Celtic Parent, then all then Escrowed Shares shall immediately be released to the Shareholders.

               e. Release Based on Celtic Activities. If any mortgage brokerage, real estate brokerage, real estate development or sales or construction financing activity is engaged in by any member of Celtic Parent and such activities shall not be under the operational control and authority of the Board of Directors of SLM then all then Escrowed
     Shares shall immediately be released to the Shareholders. For the avoidance of doubt the parties agree that the taking of, administration of and exercise of rights under mortgages and deeds of trust as part of a collateral package incidental to the factoring business engaged in by Celtic Parent shall not constitute mortgage brokerage or real estate brokerage for purposes of the preceding sentence.

               f. Release Based on Celtic Interference.If Howell shall cease for any reason to be Chairman, President and CEO of SLM (other than as a result of (x) a Voluntary Termination by Howell of his employment or (y) a termination by SLM of Howell's employment for Cause) or if the business plan of SLM as proposed by Howell is rejected or thwarted by the Board of Directors of SLM or Celtic (other than with the written consent of Howell) or either such board interferes with the execution of such business plan to any extent then in any such case all then Escrowed Shares shall immediately be released to the Shareholders.

               g.   Release Based on SLM Group Financial
     Performance.

                    (i)  A number of Escrowed Shares equal to
                         quotient obtained by dividing (i) API during the First Measuring Period minus $600,000, minus, but only if the ACI is greater than $1.0 million, one tenth of the amount by which ACI during the First Measuring Period exceeds $1.0 million, and (ii) 2; shall be released to the Shareholders pursuant to Sections 3(g)(iv) and 3(i) hereof. If there is no First Measuring Period then this paragraph shall have no effect.

                    (ii) A number of Escrowed Shares equal to
                         quotient obtained by dividing (i) API during the Second Measuring Period minus $600,000 minus, but only if the ACI is greater than $1.0 million, one tenth of the amount by which ACI during the Second Measuring
                         Period exceeds $1.0 million, and (ii) 2; shall be released to the Shareholders pursuant to
                         Section 3(g)(iv) and 3(i) hereof. If there is no Second Measuring Period then this paragraph shall have no effect.


                    (iii)For clarification purposes the formula set out
                         in the foregoing Sections 3(g)(i) and 3(g)(ii) may alternatively be expressed as follows:

                         (A)  If ACI is equal to 1.0 million:

                  API-$600,000
                  ------------  =  Number of Shares Released
                       2


                         (B)  If ACI is greater than $1.0 million:

  API-$600,000-(.10*(ACI-$1,000,000))
  -----------------------------------  =  Number of Shares Released
                  2

                         For further clarification an example of the application of the second formula is set out below:

                              API = $1.2 million
                              ACI = $3.0 million

   $1,200,000-$600,000-(.10*(3,000,000-1,000,000)
   ----------------------------------------------  =  200,000 Shares Released
                         2

                    (iv) All Escrowed Shares required to be released
                         under this Section 3(g) shall be released immediately following such time as the Release Calculation has been determined to be in effect. Any Escrow Shares not required to be released following the Second
                         Measuring Period shall be delivered to
                         Celtic.

               h. Determination of API and ACI.No later than 45 days after the last day of each of the First Measuring Period and the Second Measuring Period SLM shall provide to the Shareholders a statement (the "Preliminary Release Calculation") signed by its Chief Executive Officer or another person designated by the Board of Directors of Celtic setting out in detail the calculation of API, ACI and the number of Escrow Shares to be released. The Preliminary Release Calculation shall be based on financial information calculated in accordance with GAAP consistently applied and shall, unless otherwise agreed by the Shareholders and Celtic, be based on audited financial information.

               Upon receipt of a Preliminary Release Calculation the Shareholders and their accountants shall have the right during the succeeding 30-day period to examine the Preliminary Release Calculation and all books and records used to prepare such Preliminary Release Calculation. In connection with the Shareholders' examination of the Preliminary Release Calculation Celtic shall (and shall cause its subsidiaries to) provide full cooperation to the Shareholders and their accountants. Without limiting the generality of the foregoing, Celtic shall permit, and shall cause each of its subsidiaries to permit, the Shareholders and their accountants to have access during normal business hours to the books and records of Celtic and its subsidiaries, including without limitation work papers of its accountants.

               The Shareholders shall notify Celtic in writing (the "Notice of Objection"), on or before the last day of such 30-day period, of any objections to the calculation of the Preliminary Release Calculation, setting forth a reasonably specific and detailed description of the Shareholders' objections and the dollar amount of each objection. If the Shareholders do not deliver the Notice of Objection within such 30-day period, the Preliminary Release Calculation shall be deemed to have been accepted by the Shareholders.

               If the Shareholders object to the Preliminary Release Calculation, Celtic and the Shareholders shall attempt to resolve any such objections within 15-days of the receipt of the Notice of Objection. Any such resolution shall be conclusive and binding on Celtic and the Shareholders. If Celtic and the Shareholders are unable to resolve the matter within such 15-day period, they shall jointly appoint a mutually acceptable firm of independent accountants of national reputation (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within five days of the end of such 15-day period. Celtic shall (and shall cause its subsidiaries to) provide full cooperation to such firm. Such firm shall be instructed to reach its conclusion regarding the dispute within 30-days. Such firms' resolution of the dispute shall be conclusive and binding on Celtic and the Shareholders. The Preliminary Release Calculation, after the acceptance thereof by the Shareholders or the resolution of all disputes in connection therewith, is referred to herein as the "Release Calculation."

               Each of Celtic and the Shareholders shall pay one-half of all fees and expenses of any independent public accountants appointed under this paragraph.

               i. Allocation Among Shareholders. One-half of any Escrow Shares released pursuant to this Escrow Agreement shall be delivered to Howell and the other half shall be delivered to Davis unless otherwise agreed pursuant to Section 4(i) or 4(ii) hereof by Howell or Davis or resulting from an award pursuant to Section 4(iii) hereof.

     Section 4. Timing of Release.It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Shares, the Escrow Agent is authorized and directed to retain in its possession the Escrow Shares until either (i) the relevant Shareholder delivers instructions directing the application of the Escrow Shares (which refers to this Escrow Agreement) to each of the Escrow Agent, Celtic and the other Shareholder; provided, however, that if Celtic shall deliver to the Escrow Agent and the other Shareholder contrary instructions within ten (10) calendar days, then such original instructions shall be void; (ii) the relevant Shareholder and Celtic direct the application of such Shareholder's Escrow Shares by delivering a joint writing referring to this Escrow Agreement to that effect to the Escrow Agent; or (iii) the Escrow Agent shall receive a certified copy of an arbitrators award with respect to a claim on the relevant Escrow Shares. Upon receipt of such written direction from Celtic and the relevant Shareholder or not later than five days after receipt of such certified copy of an arbitrators award, the Escrow Agent shall take action with respect to the Escrow Shares as required by such direction or such award, as the case may be.

     Section 5. Interpleader Provision. Nothing contained in this Escrow Agreement shall preclude the right of the Escrow Agent to seek an adjudication in a court of competent jurisdiction as to the rights of the parties under this agreement, and the Escrow Agent shall not be liable for any delay occasioned because of such resort to court; provided, however, that any dispute concerning the application, interpretation or any other matter concerning Section 3 shall, in accordance with Section 16 hereof, be submitted to binding arbitration pursuant to the procedures set out in Section 10.8 of the Merger Agreement.

     Section 6. Termination. This Escrow Agreement shall terminate upon the distribution of the last of the Escrow Shares held by the Escrow Agent pursuant to this Escrow Agreement.

     Section 7. Compensation of Escrow Agent. The Escrow Agent shall be entitled to a fee for its escrow services in an amount calculated at a rate of $100.00 per annum, to be paid annually in arrears by Celtic. The Escrow Agent will be reimbursed for expenses, including counsel fees, in connection with the performance of the Escrow Agent's duties under this Agreement.

     Section 8.  Escrow Agent.

               a. The Escrow Agent is hereby authorized and directed to hold the Escrow Shares as agent for Celtic and the Shareholders and to deliver the same in accordance with the provisions of this Agreement.

               b. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Celtic and the Shareholders, which shall specify a date (not less than 30 days following the date of such notice) when such resignation shall take effect. Upon such notice, a successor escrow agent shall be selected by Celtic and the Shareholders, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice. If Celtic and the Shareholders are unable to agree upon a successor escrow agent within 30 days after the date of such notice, the Escrow Agent shall be entitled to appoint its successor. The Escrow
     Agent shall continue to serve hereunder until its successor accepts the escrow and acknowledges receipt of the Escrow Shares. Celtic and the Shareholders may at any time substitute a new Escrow Agent by jointly giving notice thereof to the existing Escrow Agent, provided that any such new Escrow Agent agrees to serve as Escrow Agent in accordance with the terms and provisions of an escrow agreement substantially identical to this Escrow Agreement (except as to the name of the Escrow Agent).

               c. Celtic and the Shareholders agree to release and hold the Escrow Agent harmless and indemnify it from any loss or claim whatsoever in conjunction with the performance of the duties of the Escrow Agent (including attorney's fees) as long as the Escrow Agent has complied with the provisions of this Escrow Agreement. Said indemnification shall be borne 50% by Celtic, 25% by Howell and 25% by Davis (unless otherwise determined pursuant to an arbitrator's award) and survive the termination of this Escrow Agreement.

     Section 9. Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered by hand or air courier or sent by certified or registered mail, postage prepaid, addressed as follows:

          If to Celtic, to:

          Celtic Investment, Inc.
          515 Red Cypress Drive
          Cary, IL 60013

          Attention:  Douglas P. Morris.

          With a copy to:

          A.O. Headman, Jr.
          Cohne, Rappaport & Segal
          525 East 100 South, Fifth Floor
          Salt Lake City, UT  84102

or:

          If to the Escrow Agent, to:

          Security Title Insurance Agency of Utah, Inc.
          376 East 400 South
          Suite 306
          Salt Lake City, UT 84111
          Attention: Reese Howell, Sr.

or:
          If to the Shareholders, to:

          Reese Howell, Jr.
          c/o Salt Lake Mortgage Corp.
          102 West 500 South
          Suite 300
          Salt Lake City, UT  84101

          with a copy to:

          Parsons Behle & Latimer
          201 South Main Street, Suite 1800
          Salt Lake City, Utah  84145-0898
          Attn: George M. Flint III

          and to:

          Roger Davis
          c/o Salt Lake Mortgage Corp.
          102 West 500 South
          Suite 300
          Salt Lake City, UT  84101

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date delivered if by hand, the day after delivery to the air courier service if sent by overnight mail, and five days following the date of mailing if mailed.

     Section 10. Entire Agreement. This Escrow Agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     Section 11. Amendments; Waiver. This Escrow Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived only by written instrument signed by the parties hereto or, in the case of a waiver, the party waiving compliance.

     Section 12. Assignment. No assignment of any rights or delegations of any obligations provided for herein may be made by any party without the express written consent of all the other parties hereto.

     Section 13. Counterparts. This Escrow Agreement may be executed in two more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 14. Governing Law. This Escrow Agreement shall be construed in accordance with the governed by the internal laws of the State of Utah.

     Section 15. Benefit. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Nothing contained in this Escrow Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, personal representative, and successors and assigns as aforesaid, any rights or remedies under or by reason of this Agreement.

     Section 16. Arbitration. All disputes at law or equity arising under, or as a result of, or in any way in connection with any provision of this Agreement shall, except as provided in Section 3(h) hereof, be resolved only in accordance with the provisions of Section 10.8 of the Merger Agreement.

     Section 17. Certain Disclosures. Davis and Celtic acknowledge that they understand that a substantial shareholder of the Escrow Agent is Reese Howell, Sr., who is Howell's father. The Escrow Agent acknowledges that it has relied on its own separate counsel in connection with the preparation, negotiation, and execution and delivery of this Agreement and not on counsel to Howell, Davis or Celtic.

     IN WITNESS WHEREOF, the parties hereto have affixed their signatures to this Escrow Agreement upon the date first set forth above.

                              CELTIC INVESTMENT, INC.


                              By: /s/ Douglas P.  Morris



                              REESE HOWELL JR.

                              /s/ Reese Howell, Jr.


                              ROGER DAVIS

                              /s/ Roger Davis

                              SECURITY TITLE INSURANCE
                              AGENCY
                              OF UTAH, INC.
                              as Escrow Agent

                              By: /s/ Reese Howell